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                                                                    Exhibit 5.1

                   [Letterhead of Morgan, Lewis & Bockius LLP]

                                                               January 31, 2000

Wit Capital Group, Inc.
826 Broadway, Sixth Floor
New York, New York 10003

          Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

         We have acted as counsel to Wit Capital Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement"). The Registration Statement registers an aggregate of 7,988,114 shares of the Company's common stock, par value $0.01 (the "Plan Shares"), which may be issued and sold upon exercise of options previously granted under the SoundView 1995 Stock Option Plan and outstanding at the effective time of the merger of SoundView Technology, Inc. with and into W/S Merger Corp., a wholly owned subsidiary of the Company.

         In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement, the SoundView 1995 Stock Option Plan, the Agreement and Plan of Merger, dated October 31, 1999, by and amoung the Company, W/S Merger Corp. and SoundView Technology Group, Inc., and such other documents, records, certificates and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion.

         Based on the foregoing, we are of the following opinion:

    1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

    2. The Plan Shares have been duly authorized and, when issued and paid for in accordance with the SoundView 1995 Stock Option Plan, will be validly issued, fully-paid and non-assessable.

         We are expressing the opinions above as members of the Bar of the State of New York and express no opinion as to any law other than the General Corporation Law of the State of Delaware.

         We consent to the use of this opinion as an exhibit to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                       Very truly yours,

                                       /s/ Morgan, Lewis & Bockius LLP